Exhibit 10.1

Reliable Exports – Lionbridge Technologies Private Limited

Lease Agreement

AGREEMENT FOR LEASE

M/s. RELIABLE EXPORTS

(“LESSOR”)

AND

LIONBRIDGE TECHNOLOGIES PRIVATE LIMITED

(“LESSEE”)

Reliable Exports – Lionbridge Technologies Private Limited

Lease Agreement

[GRAPHIC APPEARS HERE]

AGREEMENT FOR LEASE

THIS AGREEMENT FOR LEASE (“Agreement”) is made and entered into at MUMBAI on this the 18th day of March, 2013,

BETWEEN:

M/S RELIABLE EXPORTS, a sole proprietary concern, through its sole proprietor Mr. Raphael Sequeira, adult, Indian inhabitant, carrying on the business as Builder and

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Lease Agreement

Developers having its office at Reliable Business House, Hanuman Silk Mill Compound, Kanjurmarg West, Mumbai-400 078, hereinafter referred to as the “Lessor” (which expression shall unless it be repugnant to the context or the meaning thereof be deemed to mean and include its heirs, executors, administrators and assigns ), of the One Part;

AND

LIONBRIDGE TECHNOLOGIES PRIVATE LIMITED, a company registered under Companies Act, 1956 and having its registered office at, 6th Floor, Spectra Building. Hiranandani Business Park, Powai, Mumbai – 400 076, through its authorized signatory Sarath Divella authorized through Board Resolution dated 18th March 2013, hereinafter referred to as the “Lessee” (which expression shall, unless it be repugnant to the context or the meaning thereof be deemed to mean and include its permitted assigns and successor/s in title) of the Other Part;

The term “Lessor” and “Lessee” are hereinafter for the sake of brevity and convenience individually referred to as the “Party” and collectively as ‘‘Parties”.

WHEREAS:

A.	Pursuant to a Development Agreement dated 2 December 2005 (“DA”) and a Power of Attorney dated 22 September 2006, executed between Mr. Babu Govind Gavte & Ors. as the land owners therein and the Lessor, the landowners granted development rights to the Lessor (therein referred to as the Developer) for the development of all the piece and parcel of land admeasuring about 73,850 sq. mtrs at plot bearing Survey No. 31, lying situate at Mouje Elthan, Taluka & District Thane within the jurisdiction of Airoli Sub-Registrar & within the Jurisdiction of Navi Mumbai Municipal Corporation (referred to as the “said Land”) with authority to deal with the same including sale or lease after completion of the development;

B.	Pursuant to the aforesaid and after having obtained all the necessary governmental approvals, the Lessor has constructed the building by name of Reliable Tech Park” situate on the said Land, comprising of stilt plus eleven upper floors (the said “Building”) in due compliance of law and as per the plans sanctioned by the Navi Mumbai Municipal Corporation (“NMMC”). A copy of the property card register is annexed as Annexure A. The Building is complete in all respects, and the Lessor has obtained the occupation certificate from NMMC and all other necessary approvals from all the concerned authorities with respect to the Building. A copy of the occupation certificate is annexed as Annexure A-l.

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Lease Agreement

C.	By a Letter of Intent dated 29 November 2008 issued by the Office of the General Manager, District Industries Centre, Thane (DIC), the DIG has recognized the Building as a private IT Park under the IT/ITES Policy 2003 and granted permission to the Lessor for carrying on Information Technology/Information Technology Enabled Services (“IT/ITES services”) in the Building which was valid up to 10 November 2011 ( “LOI”) and was subsequently extended up to 9 November 2012, and has thus expired. The Lessor represents that it has made an application for renewal of the LOI/obtaining an IT& ITES Certificate and further represents that the same will be renewed by the Lessor from time to time for as long as this Agreement is in effect, at its own cost and expense, without any default or delay on the part of the Lessor.

D.

The Lessor represents that it is accordingly adequately seized, possessed of and sufficiently entitled to the premises bearing Unit Nos. 301, 302, 303 & 304 admeasuring about 61,623 sq. ft. carpet area equivalent to 82,164 sq. ft. chargeable area on the 3rd Floor of the said Building known as “Reliable Tech Park” (“Demised Premises”) and shown in the plan annexed as Annexure A-2 together with 41 (forty one) car parking spaces on stilt or basement of the said Building (hereinafter referred to as “Car Parks 1”), as more particularly described in the First Schedule hereunder written. The Lessor has also obtained for Lessee a legal opinion on its title to the Demised Premises issued by M/s. Padiyar & Co. (Advocates) dated 24 December 2012 and a search at the Sub-registrar’s office (from year 1983-2012) issued by Mr. Suryakant C. More, also dated 24 December 2012 inter alia certifying its title to the said Building and the Demised Premises (collectively “Title Report”).

E.	Save and except a mortgage/charge created in favour of Bank of Baroda, the Lessor represents that it has not created any other mortgage, charge or other encumbrance in respect of the Demised Premises and Car Parks 1 or dispose of the said Building/said Land, including the Demised Premises or any part thereof and shall not in future do so, in any manner which may adversely affect or prejudice Lessee’s interest or rights created herein. In accordance with the provisions of the mortgage deeds, the Lessor has also obtained a written no objection certificate (“NOC”) from Bank of Baroda recording that the Bank has no objection to Lessor giving on lease, the said Demised Premises and the said Car Parks 1 to the Lessee.

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Lease Agreement

A copy of NOC dated                          from Bank of Baroda is annexed as Annexure B.

F.	The Lessor further represents that it is also absolutely seized, possessed of and well and sufficiently entitled to 41 (forty one) car parking spaces in the building adjacent to the Building, known by the name of “Empire Tower” building (hereinafter referred to as “Car Parks 2”) which is currently being constructed by the Lessor in due compliance with applicable laws and as per sanctioned plans by NMMC, on plot bearing Gut No.31, lying being and situate at Mouje Elthan, Taluka & District Thane within the jurisdiction of Airoli Sub-Registrar and NMMC;

G.	The Lessor has represented that it is as such the legal owner of the Demised Premises and has absolute right, title, interest and authority to grant lease of the Demised Premises together with right to use the Car Parks 1 and the Car Parks 2.

H.	Thus, the Lessee has requested the Lessor to allow it to use and occupy the Demised Premises on a lease-hold basis together with right to use Car Parks 1 and Car Parks 2, without creating any other right, title or interest, in favor of the Lessee with respect to the Demised Premises, to carry on the business of development and sale of computer software, localization, other IT/ITES related services and exports thereof (“Business”).

L.	The Lessee has inspected the documents of the Lessor’s title pertaining to the said Land and the said Building and based on the Lessor’s representations that the Lessor is adequately seized and possessed of the Demised Premises and the said Building and in particular the right of the Lessor to develop, deal and dispose of the Demised Premises and the said Building confirms that the Lessor has permitted the Lessee use of the Demised Premises on limited Lease for use during limited hours on such days as the said Building is open, subject to compliance of this Agreement.

J.	Relying on the various representations, warranties and information, made and provided by each party to the other, the Lessor has agreed to grant to the Lessee a Lease to use the Demised Premises together with the Car Parks 1 and Car Parks 2 and the Lessee has agreed to take the same on lease on the terms and conditions and in the manner hereinafter appearing.

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Lease Agreement

NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERE TO AS FOLLOWS:-

The recitals shall form an integral part of this Agreement.

1.	GRANT OF LEASE AND PERMITTED USE

a.	Based on the declaration and assurances, given by the Lessee to the Lessor, the Lessee hereby agrees, assures, confirms, declares, and undertakes to avail of the facility to use of the Demised Premises as Lessee only (and not in any other capacity or as acquiring any interest either as a tenant or irrevocable Lessee or any other right of any nature whatsoever or otherwise howsoever) and subject to the due performance and observance/compliance of all terms, conditions and covenants herein contained and subject to the payment of the lease rent and all other payments to be made by the Lessee as mentioned herein and/or any other document in pursuance hereto, the Lessor hereby permits the Lessee, to use and occupy under the Lease of the Lessor, the Demised Premises for the Lease Period on the terms and conditions contained in this Agreement.

b.	In addition to the Demised Premises, the Lessor shall also provide to the Lessee dedicated 82 (eighty two) reserved car parking slots for the Lessee being Car Parks 1 in the said Building and Car Parks 2 in the adjoining building known as “Empire Tower”. These said car parking slots (i.e. Car Parks 1 and Car Parks 2) shall be provided by the Lessor free of cost to the Lessee. Out of total car parking, 50% of the car park i.e. 41 car parks shall be allocated in the said Building & balance 41 car parks shall be provided in Empire Tower adjacent to Reliable Tech Park. The Lessor shall provide the dedicated parking slot numbers to the Lessee no later than the Lease Rent Commencement Date. However, if, for any reason the Lessor is unable to allocate the 41 Car Parks in Empire Tower building i.e. Car Parks 2, by 31 October 2013, then the Lessor shall allocate the balance 41 car parks in the said Building so that all the 82 car parking spaces are allotted in the said Building i.e. Reliable Tech Park Building free of cost and take all the necessary steps and obtain all the requisite approvals, permits, NOCs etc., if any, in this regard. Failure to allocate the specified total 82 (eighty two) car parking spaces

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Lease Agreement

within Gut No. 31 or adjoining Lessor’s properties by the Lease Rent Commencement Date (defined below), the Lessee shall be entitled to deduct a sum of Rs. 2,500 per month for each car parking space not so provided by the Lessor, from the amount of the monthly rent for the duration of time that the said car parking spaces are not provided.

c.	The Lessee shall have access to the Demised Premises together with the Car Parks 1 and Car Parks 2 at all times during 24*7 during the subsistence of this Agreement.

d.	The Lease contemplated in this Agreement is confined to the possession, use, and occupation of the Demised Premises along with the right to use Car Parks 1 and Car Parks 2 and access to the common areas of the Building by the Lessee, as set out in this Agreement and neither amounts to, nor is it intended to create any rights other than as specifically provided in this Agreement. By this Agreement, the Lessee gets a bare lease for the Lease period to use the Demised Premises together with the Car Parks 1 and Car Parks 2 during the subsistence of this Agreement and which permission is personal to the Lessee.

e.	The lease contemplated in this Agreement is personal in nature and is specific to the Lessee alone and its permitted assigns and at no time shall the Lessee be entitled to transfer the benefits of this Agreement to any third party nor shall the Lessee be entitled to allow any third party to use the Demised Premises and/or any part thereof except to its sister companies, affiliates and group companies who agree to abide by the terms of this Agreement or as otherwise provided in this Agreement;

2.	LEASE PERIOD AND THE LOCK-IN PERIOD

a.	Lease Period

The Lease granted herein by the Lessor is limited for a period of 108 months (i.e. 9 (nine) years) (“Lease Period”) commencing from the date possession of the Demised Premises is handed over to the Lessee to commence its fit out works (“Handover Date). The Handover Date shall be on a date mutually agreed between the parties but shall not be later than 1st October 2013. The Lease Period shall accordingly end on the close of Business Hours on a date 108 months after Handover Date but shall not be later than 30th September, 2022, during which the Lessee shall be permitted to use the Demised Premises together with the Car Parks 1 (and Car Parks 2 no later than 31 October 2013).

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Lease Agreement

b.	Lock-in Period

Out of the entire Lease Period of 108 months (Nine years), the initial term of 60 Months (5 years) shall be the Lessee lock-in period and that during the said Lessee lock-in period, the Lessee shall not have the right to terminate and/or cancel this Agreement for any reason whatsoever (except on grounds of material breach of this Agreement not remedied by the Lessor within stipulated Cure Period as defined in clause 11 below or on the occurrence of a Force Majeure event as stipulated below. The Lessee may terminate the Agreement at the end of the lock-in period or any time upon or after the completion of the lock-in period by giving 6 (Six) months advance written notice to Lessor or lease rent in lieu of the notice to the Lessor. In the event the Lessee terminates this Agreement during the Lock-in Period then the Lessee shall be liable to pay the lease rent for unexpired Lock-in Period, except where the Lessee terminates the lease Agreement on grounds of material breach of the Agreement, non-performance of covenants or warranties or misrepresentation by Lessor or on ground of force majeure, in which case, the Lessee shall not be liable to make any payments of future lease rent in the Lessee lock-in period.

3.	FIT-OUT WORKS, HANDOVER DATE AND FIT-OUT PERIOD

a.

The Lessee shall be given uninterrupted access to the Demised Premises to start the fit-out works from the Handover Date of this Agreement and shall try to complete the fit-out works by 31st December 2013 (the period of time from the Handover Date to 31st December 2013 shall be known as the “Fit-Out Period”). The lease rent shall commence from 1st January, 2014 (“Lease Rent Commencement Date”) irrespective of whether the Lessee has completed the fit outs by that date or not.

b.	Upon termination or sooner determination of this Agreement the Lessee shall remove the entire fit-out works from the Demised Premises and shall hand over the Demised Premises in the same state and condition along with permitted improvements which the Lessee wishes to leave behind (normal wear and tear excepted) to the Lessor, subject to receiving a refund of the Security Deposit as provided below.

c.	In the event the Lessee fails to complete the fit-out works at the end of the Fit-Out Period due to any reason whatsoever, the Lessee shall start paying the Lease Rent from 1st January 2014.

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d.	The Lessee shall pay all the Utility Charges and CAM Charges (as defined hereinafter) during the Fit-out Period. The Lessor shall provide electricity connection already existing along with electric meter which shall be used during the Fit-Out Period in the Demised Premises by the Lessee and the Lessee shall pay for such electricity consumed at actuals. The Lessee will also be liable to pay water charges on actuals.

4.	LEASE RENT, FIT-OUT FEES AND CHARGES PAYABLE BY LESSEE

a.	Lease Rent and Escalation

i.

From the Lease Rent Commencement Date i.e. 1st January, 2014 till the expiry or sooner determination of the Lease granted hereunder, whichever is later, the Lessee shall pay to the Lessor, as monthly lease rent sum aggregating to Rs 31,63,314/- (Rupees Thirty One Lacs Sixty Three Thousand Three Hundred Fourteen Only) (“Lease Rent”) plus applicable service tax for the use and occupation of the Demised Premises together with the Car Parks 1 and Car Parks 2.

ii.

The Lessee shall regularly pay to the Lessor, the Lease Rent in advance, on or before the 7th (Seventh) day of every calendar month through RTGS into a designated Bank Account of the Lessor as specified by the Lessor from time to time in writing, provided that, the Lessor furnishes to the Lessee an invoice on or before the 3rd (third) day of every calendar month, containing particulars of the monthly Lease Rent, CAM charges and other utility charges and applicable service tax, if any, payable in respect of the Demised Premises for such calendar month. The Lessor shall issue a receipt of the Lease Rent in favor of the Lessee on or before 10th (tenth) day of every calendar month.

iii.	The payment of the Lease Rent and CAM charges is subject to the deduction of tax at source (TDS) as per the prevailing provisions of the Income Tax Act, 1961, as amended from time to time.

iv.	It is mutually agreed between the Parties that the Lease Rent (as mentioned herein) shall increase by 15% (Fifteen Per cent) on the last rent paid after completion of every 36 months (thirty six) from the Handover Date over and above the Lease Rent for the then immediate previous year of the Lease Period.

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v.

It is hereby agreed by and between the Parties that in the event of the Lessor having any arrangement with any Bank or Financial Institution for discounting the amount of Lease Rent or any part or portion thereof receivable by it under this Agreement, the Lessee upon receipt of written instructions from Lessor shall pay the amount of the Lease Rent or such part or portion thereof payable under this Agreement to such Bank or Financial Institution as the case may be, and as may be directed by the Lessor. The Lessor hereby confirms and agrees that such payment to the designated Bank or Financial Institution shall be a proper valid and effective discharge of the Lessee’s obligation for payment of Lease Rent or any part or portion thereof, as the case may be, under this Agreement. The Lessor unconditionally hereby agrees to indemnify and keep indemnified the Lessee or its representatives, against any claims in respect of such payments, if any, made by the Lessee to the Bank or Financial Institution. The Lessee shall abide by all further and modified written instructions by the Lessor in relation to such payments. Notwithstanding such arrangement, the Lessor shall still be required to issue an invoice to the Lessee as provided hereinabove on or before the 3rd day of each calendar month and a receipt for the Lease Rent and other payments made by the Lessee, on or before 10th (tenth) day of every calendar month.

vi.	The Lessor hereby agrees and confirms that if any additional car parking slots are required by the Lessee (i.e. over and above 82 (eighty two) car parking spaces which are provided by the Lessor to the Lessee free of cost), the Lessor shall, subject to availability of the car parking spaces in the said Building and/or any adjacent building, provide such additional car parking spaces to the Lessee at a cost of Rs.2,500/- (Rupees Two Thousand Five Hundred only) per car parking space per month.

b.	Service Tax

The Lessee agrees that, if there is any amendment in the law relating to the service tax payable on the Lease Rent and the service tax is increased and or replaced by any new tax/charge/cess, and /or if any new tax, cess or duty (in the nature of indirect tax) is imposed on the Lease Rent, by any government or municipal authorities then the same will also be paid by the Lessee or reimbursed by the Lessee to the Lessor, as the case may be

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c.	CAM Charges

In addition to the Lease Rent and other charges payable under this Agreement, applicable on the Demised Premises, the Lessee shall pay to the Lessor common area maintenance (“CAM”) charges exclusive of service tax for the use of the common areas from the Handover Date of the Demised Premises @ Rs. 5.50 per sq. ft. on total chargeable area amounting to Rs. 4,51,902/- (Rupees Four Lacs Fifty One Thousand Nine Hundred Two only). The CAM Charges in respect of each calendar month shall be paid by the Lessee along with the Lease Rent, in advance, on or before the 7th (Seventh) day of every calendar month subject to receipt by the Lessee of an appropriate invoice in this regard. Any increase in the CAM charges shall be borne by the Lessee as per the actual, provided that such increase shall not exceed 15% every 36 months from the Handover Date and if it does, the excess amount shall be charged as per the mutual consent. The Lessor shall provide documentary evidence to show the increase in CAM charges.

d.	Property Tax

It is agreed by and between the Lessor and Lessee that present property taxes, cess, duties and impositions levies, related to the Demised Premises shall be borne by the Lessor and be paid in a timely manner to the concerned authorities during the Lease Period. It has been represented by the Lessor that current property tax is @ Rs. 1.50/- (Rupee One and Fifty Paisa Only) per sq. ft. However, in case of any future increase in the rate of property tax, the incremental value shall be paid by the Lessee to the Lessor within 7 (seven) days of the Lessor raising the invoice with supporting documents to the Lessee in this regard. If the Lessor fails to make timely payment of the property tax to the governmental authorities, Lessee may pay the same on the Lessor’s behalf and deduct it from the Lease rent or other dues payable to the Lessor. Provided that if the property taxes increases to more than Rs. 3/- (Rupees Three only) per square feet, the Parties hereto shall pay the Property Tax in equal proportion.

e.	Utility Charges

i.

In addition to the Lease Rent and CAM charges payable under this Agreement, the Lessee shall be required to pay water and electricity consumption charges (“Utility Charges”) from Handover Date which shall be exclusively borne by the Lessee at actuals. The Lessee will ensure prompt payment to the Lessor or the concerned service provider (as the case may be) to ensure smooth Business operations from the Demised Premises. The Lessor shall furnish documentary

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evidence of timely payment of the utility bills to the Lessee every month. Should the Lessee wish to obtain its own electricity meter, the Lessor shall not object to any application made by the Lessee for procuring a separate electricity meter/ direct electricity connection from the service provider and if required, provide its no objection for the same.

ii.	The Lessor shall provide an uninterrupted power back up through a diesel generator of KVA to the Lessee to enable the Lessee smooth operation of its Business and the cost of the power backup shall be borne by Lessee at actuals be

iii.	In the event that the Lessee pays the Utility Charges directly to the local authority or other supplier, then the Lessor shall be entitled to require the Lessee to provide it with written proof/receipts of such payment from time to time and the Lessee shall furnish such proof to the Lessor within 5 (five) days of such payment being made.

f.	Default in payment of above charges

Timely payment of the Lease Rent, CAM charges and other payments as stipulated above in this Agreement is the essence of this Agreement. Without prejudice to the Lessor’s rights and remedies in law, in equity and under this Agreement, where the Lessee fails and/or neglects to pay and/or delays in paying the Lease Rent and/or any part thereof for more than 15 days from it becoming due, or any other dues or amount payable under this Agreement, the Lessee shall be liable to pay to the Lessor interest on the due/outstanding amount @ 15% (fifteen percent) p.a. from the date the same becomes due till the date of payment. It is expressly agreed by the Lessee that the Lessor shall be entitled to at any time subsequent to any interest payment becoming due, to firstly appropriate any amount as may be tendered/paid (under whatever description) towards the outstanding interest.

5.	INTEREST FREE REFUNDABLE SECURITY DEPOSIT

a.	As and by way of assurance to the Lessor, for the due and proper performance of all its obligations including vacating and handing over the vacant and peaceful possession and charge of the Demised Premises on the expiry or sooner termination of this Agreement, the Lessee shall, till the date the Lessee hands over the vacant and

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peaceful possession of the Demised Premises in the same state and condition along with permitted improvements which the Lessee wishes to leave behind (reasonable wear and tear excepted), maintain with the Lessor, a refundable non-interest bearing Security Deposit, equivalent to 6 (Six) months of Lease Rent (which is inclusive of existing/ present CAM charges) total aggregating to Rs. 44/- per sq. ft. on total chargeable area amounting to Rs. 2,16,91,296/- (Rupees Two Crores Sixteen Lacs Ninety One Thousand Two Hundred and Ninety Six Only) (hereinafter referred to as “Security Deposit”). The Security Deposit shall be paid to the Lessor by the Lessee in the manner setout herein below:

i.	One Month Security Deposit amounting to Rs. 36,15,216/- (Rupees Thirty Six Lacs Fifteen Thousand Two Hundred and Sixteen Only) has been paid simultaneously on the execution of Letter of Intent (“LOI”) dated 7th February, 2013;

ii.	Two Months Security Deposit amounting to Rs. 72,30,432/- (Rupees Seventy Two Lacs Fifteen Thousand Two Hundred Sixteen Only) to be paid simultaneously on the execution of this Agreement;

iii.	Balance Three Months Security Deposit amounting to Rs. 1,08,45,648/- (Rupees One Crore Eight Lacs Forty Five Thousand Six Hundred and Forty Eight) to be paid on the Handover Date.

b.	The Security Deposit shall be refunded only on expiry of the Lease Period or earlier determination of this Agreement, subject to and simultaneously upon the Lessee irrevocably and unconditionally vacating the Demised Premises and removing itself, its employees, staff and all other person/s from the Demised Premises and their respective belongings, chattels, articles and movable/ removable fittings and fixtures which the Lessee had brought into/ carried out in the Demised Premises; without any damage to the Demised Premises (normal wear and tear is excepted), and only on the performance of each and all of the obligations of the Lessee. Upon the Lessee complying with all its obligations, the Lessor shall refund the amount of Security Deposit after deducting therefrom the outstanding dues, if any, payable by the Lessee to the Lessor.

c.	In the event of expiry of the Lease Period or sooner determination of this Agreement, if the Lessor is ready and willing to return the Security Deposit and the Lessee fails

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and neglects to hand over quiet and peaceful possession of the Demised Premises to the Lessor, then the occupation of the Demised Premises by the Lessee shall be illegal and unauthorized and in this event without prejudice to the right of the Lessors, the Lessee shall be liable to pay double the amount of Lease Rent for the use and occupation of the Demised Premises post the expiry or termination of this Agreement and by way of liquidated damages, during the period of such occupation and this may be adjusted from the amount of Security Deposit.

d.	In the event of expiry or sooner determination of this Agreement, if the Lessee is willing to vacate and handover the peaceful possession the Demised Premises to the Lessor and the Lessor fails to refund the Security Deposit to the Lessee, the Lessee shall be lawfully entitled to use, occupy and continue to be in possession of the Demised Premises together with the right to use the Car Parks 1 and Car Parks 2 without being liable to pay any further Lease Rent or any other charges payable under this Agreement to the Lessor. The Lessor shall also be liable to pay an interest @ 15% p.a. on the total Security Deposit outstanding, from the date of termination or expiry of this Agreement, till the date of payment of the Security Deposit. It is hereby agreed that the Lessee shall have a charge on the Demised Premises to the extent of the outstanding Security Deposit till such period the Lessor has paid to the Lessee the entire Security Deposit.

It is hereby agreed between the Parties that at least 6 (six) months before the expiry of the Lease Period or if the Lessee gives 6 (six) month’s termination notice to the Lessor at any time, the Lessee may in its sole discretion, give instructions in writing to the Lessor, to adjust the amount of Security Deposit towards last 6 (six) month’s Lease Rent payable by the Lessee, in which case the Lessee shall not be liable to pay any further Lease Rent for such period, and the Lessor shall not be liable to refund the Security Deposit to the Lessee.

6.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE LESSOR

The Lessor represents to the Lessee as follows:

a.	The Lessor is absolutely seized and possessed of the Demised Premises together with the right to use the Car Parks 1 and Car Parks 2 has full authority and power to enter into this Agreement;

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b.	The said Building is an IT park and permitted to be used for IT/ITES or related activities as per the IT policy of the government and the Lessor shall obtain/ renew all the necessary licenses, permissions approvals in respect thereof and ensure that the same is renewed and remain valid throughout the entire Lease Period;

c.	The Lessor has constructed the said Building in full compliance with sanctioned building plans by NMMC and in compliance with the applicable laws and shall continue to comply with the same;

d.	The Lessor is entitled to and has full right to grant Car Parks 2 in the Empire Tower Building or to make alternate arrangements for providing remaining 41 (Forty one) car parking spaces in the said Building;

e.	There are no proceedings pending or threatened litigations against or in respect of the said Building and/or Demised Premises or ‘Empire Towers’ Building and the same is not under any restriction, lis pendense or attached under any order of a Court;

f.	That the said Building has been adequately insured by the Lessor against all usual risks and such insurance is in full force and effect;

g.	The Lessor has duly paid all rents, rates, taxes, duties, assessments and other outgoings, Central, State or Municipal assessed, charged, imposed, levied or payable in respect of the said Building and/or the Demised Premises to the concerned statutory/ local or governmental authorities and also duly paid the electricity charges, maintenance charges and other outgoing payable in respect thereof till date and shall continue to pay the same in a timely manner throughout the Lease Period;

h.	The common areas and amenities in the said Building are in usable condition and shall be maintained by the Lessors to be so during the subsistence of the Agreement;

i.	On the Lessee paying the Lessor, the Lease Rent and other charges mentioned in this Agreement regularly and on observing and performing all the terms, conditions and covenants hereof, the Lessee shall be entitled to peacefully conduct Business from the Demised Premises during the Lease Period;

j.

The Lessor has not entered into any agreement for sale/transfer/lease/leave and license of the Demised Premises or entered into any agreement otherwise in favor of any third party or parties or any other agreement of any nature whatsoever in respect of the

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Demised Premises or any part thereof so as to prejudice its right to give the Demised Premises on lease basis to the Lessee and shall not do so throughout the Lease Period;

k.	The Lessor shall, subject to the Lessee being in full compliance of its financial and other obligations under the Agreement, keep/maintain the said Building in good order and condition and shall ensure that water and all critical services (lift, electricity and air conditioning, adequate fire fighting systems) including security of the said building are provided without any unreasonable disruption.

l.	The Lessor shall, subject to compliance with the terms of this Agreement (including timely and full payment by the Lessee to the Lessor of all dues under this Agreement), provide all other services as required under this Agreement;

m.	The representations and warranties of the Lessor shall remain valid during the subsistence of this Agreement.

7.	RIGHTS/OBLIGATIONS RETAINED WITH/OF THE LESSOR

In addition to and without prejudice to the rights available to the Lessor under this Agreement, the Lessor shall have the following rights and obligations:

a.	The Lessor or its designated representative shall have the right from time to time during the Business Hours on any working day with 2(two) days prior written notice/intimation to the Lessee to enter upon the Demised Premises for the purpose of inspecting the service and maintenance in the Demised Premises subject to Lessee’s reasonable security and confidentiality requirements.

b.	The Lessor, in its sole discretion, may carry out safety inspection from time to time and it is clarified that such inspections shall not transfer any liability upon the Lessor arising solely because of contravention of safety norms by the Lessee. It is however understood and acknowledged by the Lessee that safety of all occupants of the said Building and the said Building itself are of paramount importance and the Lessee will not knowingly or willingly do anything which may jeopardize safety of the Building and shall cooperate with Lessor in all acts, necessary for complying with the safety requirements.

c.	The Conduits which pass and/or have access through the Demised Premises shall always be in the possession and use of the Lessor alone and the Lessor shall be entitled

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at all times to maintain, repair and make use of the same without any interference or obstruction by or from the Lessee, subject to non interference by the Lessor on the Lessee’s right to full access to the Demised Premises and carrying on its Business smoothly without any disruption or interference by the Lessor or his representatives.

d.	The Lessor shall be entitled to affect any repairs, alterations or improvements and additions to Demised Premises and to install all necessary equipment lo bring about such work as may be required. The Lessor shall be entitled to enter upon the Demised Premises in order to do such work without causing any unreasonable disruption to the Lessee’s Business and without damaging any of the Lessee’s property lying in the Demised Premises upon seeking at least (one) working days prior written approval from the Lessee subject to Lessee’s reasonable security and confidentiality requirements and the Lessee shall not have any claim for compensation, damages or remission of Lease Rent.

e.	In case of any defect in the structure of the Demised Premises on notice of such defect the Lessor shall promptly rectify such defects. The Lessor at its own cost shall, at all times during the Lease Period, perform all structural repairs that may become necessary to maintain the Demised Premises in safe and habitable condition.

f.	In the event the Lessor fails to carry out the rectification of defect and/or structural repairs in the Demised Premises upon intimation from the Lessee, within a period of 30 (thirty) days or such other period as mutually agreed, the Lessee shall have the right (but not the obligation) to undertake such rectification and/or structural repairs on Lessor’s behalf and at the Lessor’s costs and expenses. Provided that, the Lessee shall act in reasonable prudence and make best efforts so that no damage or destruction is caused to the said Building during such repair works. The Lessee shall provide to the Lessor with copy(ies) of such payment receipts, bills and other supporting documents relating to costs incurred for such repairs. If the Lessor fails to make such payment to the Lessee within 7 (seven) days of being notified, the Lessee shall be entitled to deduct such costs from the Lease Rent. The Lessor shall not contest such amount deducted from the Lease Rent.

g.	The Lessee agrees that during the term of this Agreement the Lessor shall always be entitled to sell, mortgage and/or charge and/or create any third party rights in the said

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Building or said Land, which includes the Demised Premises, however, the Lessor shall ensure that, while effecting such sale/mortgage/ charge, the same will be subject to the Lessee’s rights under this Agreement and shall not result in vacation of the Lessee from the Demised Premises and shall not prejudice or adversely affect the Lessee’s interest under this Agreement or in any manner vary the terms conditions recorded herein. The Lessee shall continue to pay the Lease Rent and perform its obligations under this Agreement to any assignee or transferee as the case may be. If a fresh Agreement is required to be entered into between such purchaser, assignee or transferee in respect of the Demised Premises, the same shall be executed on the same terms and conditions as in this Agreement for the residual Lease Period and any further costs and expenses incurred towards stamp duty, registration including legal expenses shall be borne and paid by the Lessor and/or such purchaser, assignee or transferee.

h.	In the event the Lessor seeks to securitize the Lease Rent the Lessee agrees that it shall, in substitution of its obligation to pay Lease Rent to the Lessor, undertake to pay such Lease Rent to the assignee with whom such Lease Rent are securitized. The Lessee further undertakes to execute all necessary documents the assignee may reasonably require the Lessee to execute in respect thereof at the cost and expense of the Lessor and/or such assignee. The Lessor shall ensure that the securitization is subject to the Lessee’s right under this Agreement and shall not prejudice or adversely affect the Lessee’s interest. Any payments made by Lessee to such assignee will be assumed to be made in good faith as part of Lessee’s obligations to Lessor under this Agreement.

8.	EXTENT OF LESSOR’S LIABILITY

a.	Neither the Lessor nor its agents or employees are liable for any loss of any nature suffered by the Lessee (including loss of profits) or damage to any of the assets of the Lessee including but not limited to stock-in-trade, fixtures, fittings, books and papers and other goods, or be liable for any injury or loss of life to the person of the Lessee or the Lessee’s employees or invitees as a result of failure of water supply works by the NMMC or by reason of the elements of the weather or any Force Majeure events as defined in clause 10 (d).

b.	The Lessor further agrees to indemnify the Lessee from and against all losses (including business and consequential losses), costs, expenses incurred or suffered by

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the Lessee by reason of or resulting from any creation of a charge, mortgage, encumbrance, securitization, lien or other third party rights created by the Lessor over the demised Premises or the car parking spaces allotted to the Lessor.

9.	THE LESSEE’S ASSURANCES

Without prejudice to any of the confirmations / obligations on part of the Lessee under this Agreement, the Lessee covenants with the Lessor to observe and perform all its obligations under this Agreement. It is hereby acknowledged by the Parties that the Parties have executed this Agreement based on and relying upon the covenants, representations and warranties of the Parties, however, without prejudice to the generality of the foregoing the Lessee covenants, represents, declares, confirms and acknowledges as follows:

a. Covenant regarding Licenses and Approvals

i.	The Lessee shall comply with and not contravene or permit the contravention of the applicable laws, bye-laws and regulations (if any), those relating to the Lessee or occupiers of Demised Premises or the conduct of any Business carried on in the Demised Premises. In particular but without derogating from the generality of the foregoing, it shall be the Lessee’s responsibility to ensure that its electrical, fire protection and plumbing installations in the Demised Premises are such as to comply with the requirements of the local and/or other authority having jurisdiction.

ii.	The Lessee at its own cost and expense shall, if required, obtain all necessary and requisite statutory approvals, licenses and NOC (No Objection Certificate) etc. from all the concerned Government or statutory authorities, departments etc., with respect to the carrying on of the Business from the Demised Premises.

iii.	The Lessee will be obliged to comply with all written laws, by-laws, rules and regulations and directives of the Appropriate Authority (affecting the Demised Premises or for the health, safety and welfare of persons employed to work in the Demised Premises.

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b. Covenant against improper use of the Demised Premises

The Lessee agrees and undertakes to use the Demised Premises for the Business only and shall not specifically, in the course of its Business or otherwise:

i.	carry on or permit to be carried on in the Demised Premises or in any part thereof, any activity which shall be or is likely to be unfair, illegal, unlawful, or the like;

ii.	create any nuisance or disturbance to the Lessor or any other occupants of the said Building or cause any unreasonable/unwarranted treatment or jeopardize their reputation in any manner whatsoever,;

iii.	bring, cause, permit, transport, exchange, store or allow to be stored, keep, sell, use, produce, process, discharged, dispose, deliver etc. in or about the Demised Premises/said Building through any means by any person claiming through, under or in trust with the Lessee including its agents, employees or contractors etc., any material, or substance which alone or together with any material or substance, is or likely to be of hazardous, explosive, toxic combustible, dangerous or hazardous material in nature that may imperil the safety of the said Building, or goods which may be illegal or prohibited by law, including, but not limited to, any counterfeit smuggled, pirated or contraband items, narcotics, weapons and so on;

iv.	do anything, which may in any manner interfere with the use of any common area of the said Building and its neighbourhood;

v.	permit or use the Demised Premises or any part thereof for residential purpose;

vi.	not to damage the walls, ceilings or any other portion of the Demised Premises;

vii.	to use the Demised Premises with due care and diligence and to duly and regularly maintain the Demised Premises and Fit-outs in just and proper manner;

c. Covenant regarding payment of Lease Rent and other charges under this Agreement

i.	The Lessee shall pay the Lease Rent CAM Charges and other charges in the manner set out in this Agreement and the Lessee shall not exercise or seek to exercise any right or claim to withhold the Lease Rent and other Charges except to the extent as provided in this Agreement;

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ii.	to pay interest on all delayed and/or outstanding Lease Rent payments at the rate of 15% (fifteen percent) per annum in the circumstances as provided in the Agreement;

d. Covenant relating to Insurance

i.	The Lessee agrees and undertakes that it shall obtain and maintain insurance cover for its merchandise, property, goods, installations and Fit-Outs Works in the Demised Premises for the duration of this Agreement.

The Lessee acknowledges that under no circumstances will the Lessor be responsible or liable for any loss or damage to the Lessee’s property, goods, merchandise, furniture and fixtures, equipment and appliances, personnel etc. in the Demised Premises, except if caused due to negligence or default by the Lessor or its employees, agents or contractors in performing its obligations under this Agreement or due to Lessor or its employees, agents or contractors wilful misconduct.

e. Covenant relating to Employee and Lessee’s related Obligations

i.	The Business in the Demised Premises shall be operated by the Lessee alone, either by itself or through its employees, agents, contractors, independent consultants or representatives or by the employees, agents, contractors, independent consultants or representatives of the Lessee’s affiliates, its group companies or associated entities. The Lessee shall at all times be responsible for the act/s, omission/s and/or commission/s conduct of such employees (by whatever name called) and persons.

ii.	The Lessee agrees that the Lessee shall be responsible for act/s, omission/s and/or commission/s in respect of the Demised Premises or in said Building committed by its employees and/or anyone else acting under the authority of the Lessee.

f. Covenant relating to the Title of the Demised Premises

i.	The Lessee has, relying on representations of the Lessor that it has good title clear of all encumbrances, except as stated herein, accepted the title and status of the Demised Premises.

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ii.	The Lessee agrees and confirms that except for the limited use and occupation of the Demised Premises as per this Agreement, the ownership rights and title in respect of the Demised Premises shall always remain with the Lessor, unless the Lessor assigns the same in favour of any third party.

iii.	Save as otherwise provided in this Agreement, no other right, title or interest in the Demised Premises shall pass to the Lessee by virtue of this Agreement. It is agreed and accepted between the Parties that this lease is exclusively for the right to use and occupy the Demised Premises and may not in any way be treated as any sale, agreement to sell, transfer, etc.

iv.	The Lessee also agrees that it shall neither transfer nor assign nor permit any other person/s to enter the Demised Premises, nor Sub-Let or License the Demised Premises to any third party other than to the Lessee’s sister concerns, associated entities, affiliates and group companies. The Lease permission herein granted is personal to the Lessee and the same is non-transferable in any manner whatsoever. It is agreed by the Lessee that the lease herein created in favour of the Lessee is personal in nature and is restricted for the enjoyment of the Lessee only as mentioned aforesaid. Provided that after the Lock-in Period, the Lessee may at any time by giving 6 (six) months prior notice, return a portion of the Demised Premises, which shall not be less than the area of one unit and which shall have an independent access and is saleable / leasable as an independent premises. In such event, the Lease Rent shall reduce proportionately for the remainder of the Lease Period.

10.	TERMINATION

This Agreement may be terminable under all or any of the following circumstances, namely:

a.	The validity of this Agreement will come to an end and the Agreement will expire ipso facto by efflux of time at the end of the Lease Period;

b.	On happening of the Breach and/or a Material Breach event and if the non-defaulting party elects to terminate the Agreement in such event, in the manner provided hereinbelow;

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c.	By mutual consent of the Parties;

d.	Upon the occurrence of any of the Force Majeure events like fire, accident, riots, flood, earthquake, storm, terrorist activities, war, Act of God, which results in closure of Business of me Lessee in the Demised Premises it shall be declared an event of “Force Majeure”. It is clarified that a Force Majeure event will be declared as such only if such as event affects the physical condition of the Demised Premises resulting in the Lessee being unable to use or have safe access to the Demised Premises but such event shall not include any other event such as but not limited to Business recession, economic breakdown or strikes. If such event of Force Majeure continues for a period of more than 30 (thirty) days, the Lessee may, at its option, give to Lessor a termination notice to immediately terminate the Agreement and forthwith refund the Security Deposit to the Lessee. It is expressly clarified that on happening of the Force Majeure event, the Lessee shall also be entitled to immediately suspend the payment of Lease Rent and other charges under this Agreement;

e.	After expiry of 54(fifty four) months from the Handover Date i.e. with effect from the expiry of the Lock-in Period and thereafter, the Lessee can terminate/cancel this Agreement at any time by giving 6 (six) months advance written notice to terminate the Agreement.

11.	CONSEQUENCES OF BREACH

In the event of a breach of a representation, warranty, undertaking or covenant (not specified as being a Material Breach) by either Party or a breach of any of the terms and conditions of this Agreement, the other Party (“Non Defaulting Party”) may, if it wishesgive the Party in default (“Defaulting Party”) a notice of such breach. The Defaulting Party shall rectify such breach within a period of 30 (thirty) days (“Cure Period”). Further, in case the Defaulting Party fails to cure the breach within the Cure Period, the breach will then constitute a Material Breach and the consequences of Material Breach shall follow. If in the event such breach -is cured by the Defaulting Party within the Cure Period (including by payment of any compensation), the Agreement shall continue as envisaged herein.

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12.	CONSEQUENCES OF MATERIAL BREACH

In the event of a Material Breach by either Party, the Non-Defaulting Partymay, if it wishes, give the Defaulting Party a notice of such breach. The Defaulting Party shall rectify such breach within a period of 15(fifteen) working days (“Material Breach Cure Period”) of receipt of such notice, failing which it shall be lawful, but not obligatory, for the Non-Defaulting Party to pre-determine and terminate this Agreement.

13.	RIGHTS AND OBLIGATIONS OF THE LESSEE ON EXPIRY OR SOONER DETERMINATION OF LEASE PERIOD

a.	The Lessee shall, on or before the last day of the Lease Period, subject to receiving a refund of the Security Deposit or the Security Deposit had been adjusted:

i.	cease to carry on the Business in and from the Demised Premises and every part thereof and shall cease to use the Demised Premises;

ii.	remove its signage(s) from the reception/office front/ the Demised Premises and vacate it;

iii.	remove and/or cause to be removed itself, its employees, servants, representatives, (by whatever name called) and their respective belongings, chattels, articles and things from the Demised Premises;

14.	INDEMNITY

Without prejudice to the other rights which the other Party may have against it, the Defaulting Party agrees to indemnify, defend and hold harmless the other party Non Defaulting Party from and against any and all claims, actions, demands, losses, damages, liability and judgments including such costs, reasonable attorney’s fees and expenses as may be awarded by a court/arbitral tribunal, incurred by the Non Defaulting Party by reason of or resulting from any inaccuracy in the representations, or due to the non-performance, non-compliance, non-observance or breach of any of its obligations, covenants, conditions under this Agreement or to the applicable laws by the Defaulting Party in respect of the Demised Premises or arising out of or relating to and/or resulting from activities in, on or about the common areas. It is clarified that the Defaulting Party shall indemnify the Non Defaulting Party even after the termination of the Agreement, for a cause of action which has arisen prior to the termination of the Agreement.

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15.	SIGNAGE

The Lessee agrees and accepts to install only its own identity/brand signage i.e. “LIONBRIDGE” on the front facade of the Demised Premises strictly in accordance with the statutory rules, regulations and guidelines and bye-laws of the said Building (if any) and also at the ground floor directory in the atrium of the said Building and entrance of the Demised Premises, without any additional rent and charges and cost or expense for affixation thereof.

16.	STAMP DUTY AND REGISTRATION CHARGES

The Lessee hereby confirm that all payments, required to be made under the provisions of the Bombay Stamp Act and the Indian Registration Act, like payment of the stamp duty and registration charges etc., in respect of this Agreement shall be borne and paid by the Lessee alone.

17.	NOTICE

All communications, notices, consents, orders or other matters between the Parties under this Agreement may be served in writing by registered post acknowledgement due and/or, Courier service and/or Fax or e-mail with delivery receipts or Hand delivery with acknowledgment receipt.

All such notices and other matters shall be sent at the addresses of the Parties mentioned herein above in the Name Clause and shall be deemed delivered on receipt of acknowledgement / delivery receipt / delivery confirmation, as the case may be.

In the event of any change of address mentioned herein above, either Party shall inform the other Party promptly about the same.

18.	DISPUTE RESOLUTION / ARBITRATION

a.	Both Parties shall make best endeavours to settle by mutual consultation any claim, dispute or controversy (“Dispute”) arising out of, or relating to or under this Agreement, including any Dispute with respect to the existence or validity of this Agreement, the interpretations hereof, the performance of the obligations hereunder, or the breach or alleged breach of this Agreement or any part thereof.

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b.	If the foregoing procedures fail to resolve the Dispute within 30 (thirty) working days of referral for mediation, such Dispute shall be referred to and finally settled by arbitration at Mumbai, India, in accordance with laws of India as set forth below:

The arbitration proceedings shall be conducted in English.

i.	The arbitral court shall comprise of a sole arbitrator appointed under the provisions of the Arbitration and Conciliation Act, 1996. In the event that the parties are unable to agree on to identity of the sole arbitrator mutually, then both the Parties shall appoint the Arbitrator as per the provisions of the Arbitration and Conciliation Act, 1996.

ii.	The provisions of the Arbitration and Conciliation Act, 1996 shall be applicable for the procedure of arbitration.

19.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of India. Subject to arbitration, courts in Thane shall have exclusive jurisdiction on all matters arising out of this Agreement.

20.	GENERAL

a.	The Parties hereto agree that if at any time, any of the terms, conditions and/ or provisions of this Agreement is/are declared to be invalid or unenforceable to any extent under the applicable laws or under directions or orders of any judicial or other competent authority, the validity or enforceability of the remaining terms, conditions and provisions of this Agreement shall not be impaired and this Agreement shall continue to be valid to the fullest extent permitted by law, construed as if it had been executed without such invalid or unenforceable terms, conditions or provisions;

b.	This Agreement shall not constitute or imply any partnership, joint venture, agency, fiduciary relationship or relationship between the Parties other than as expressly provided by this Agreement. Neither Party shall have nor represent that it has, any authority to make any commitment on behalf of the other Party;

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c.	This Agreement may be executed in two counterparts but all counterparts together shall constitute one and the same instrument. The original document adequately stamped and registered under law shall be retained by the Lessor for being provided to the bank and a counterpart thereof i.e. certified true copy shall be retained by the Lessee. The Lessor shall provide to the Lessee, a copy of the letter bearing the acknowledgement stamp of the Bank of Baroda, acknowledging the receipt of the original Agreement;

d.	Any variation, additions and/or modifications of this Agreement between the Parties shall be valid only by way of Deed of Addendum i.e. the same must be reduced in writing and duly executed by and between the Parties hereto.

e.	The provisions of this Agreement with respect to any obligation of the Lessee to pay any sum owing at or prior to the expiration or termination of this Lease shall survive the expiration or prior termination of this Lease. Similarly, the indemnity provisions relating to any act prior to expiry or earlier termination of the Agreement to survive termination of the Agreement.

f.	This Agreement shall be binding upon and inure to the benefit of each of the Parties hereto;

g.	Each Party shall bear its own fees and expenses incurred by it incidental to the negotiation, preparation, execution and delivery of this Agreement including fees and expenses relating to each Party’s counsel, accountants and experts.

h.	Any indulgence shown by Lessor to the Lessee or by the Lessee to the Lessor at any time shall be without prejudice to any rights of the parties under the terms of this Agreement and shall not be used as a ground of defence by the party to whom indulgence is shown, in a court of law.

i.	The right and obligation of the parties under this Agreement, which by their nature survive the termination of this Agreement, shall not be extinguished by termination of this Agreement.

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j.	The Lessor may transfer its right, title, interest or management in the said Building, plot or pan thereof, without any prior consent of the Lessee subject lo the terms of this Agreement including, without limitation, the obligation to refund the Security Deposit and without in any manner adversely affecting the Lessee’s rights contained herein.

k.	The Lease granted by the Lessor to the Lessee is for permissive occupation and use of the Demised Premises, and all terms and conditions of this Agreement dates upon between the parties have been truly, fully and completely set out herein.

1.	Any and all Fit-out work will be in accordance with the permissions obtained by the Lessee from the local municipal authorities and other statutory authorities, if required. Upon request, a copy of all such permission shall be marked as true copy and handed over to the Lessor prior to commencement of Fit-out Work.

m.	If as a result of any legislation. Lessee becomes entitled to continue the use and occupation of the Demised Premises beyond the Lease Period, this Agreement shall be deemed to have been terminated prior to such legislation coming into force.

n.	Both the parties to this Agreement agree, undertake and covenant to abide by and perform the present Agreement both in letter and in spirit and not to cause any breach of the same.

FIRST SCHEDULE HEREINABOVE REFERRED TO:

ALL THAT Office Premises being Unit Nos. 301, 302, 303 & 304 totally admeasuring about 61,623 sq. ft. carpet area equivalent to 82,164 sq. ft. chargeable area on the 3rd Floor of the Private Information Technology Park building known as “Reliable Tech Park” situated at Gut No 31, Village – Elthan, Airoli, within the municipal limits of Navi Mumbai Municipal Corporation, Taluka, District and

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Registration District Thane, off. Thane Belapur Road, Navi Mumbai – 400 708, along with 41 (forty one) car parking spaces in the stilt/compound of the Reliable Tech Park building.

IN WITNESS WHEREOF the parties hereto have hereunto set and subscribed their respective hand and seal the day and year first hereinabove written.

SIGNED, SEALED AND DELIVERED BY	)

THE WITHINNAMED LESSOR	)

M/s RELIABLE EXPORTS	)

BY THE HAND OF ITS PROPRIETOR	)

MR. RAPHAEL SEQUEIRA	)	/s/ MR. RAPHAEL SEQUEIRA

in the presence of	)

1.	)

2.	)

SIGNED, SEALED AND DELIVERED BY	)

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THE WITHINNAMED LESSEE	)

LIONBRIDGE TECHNOLOGIES PRIVATE LIMITED	)

BY HAND OF ITS AUTHORISED SIGNATORY	)

MR.SARATH DIVELLA	)	/s/ MR. SARATH DIVELLA

Authorised by board resolution dated	)	18TH MARCH, 2013

in the presence of	)

1. MR. RAMESH SHAH	)	/s/ MR. RAMESH SHAH

2. MR. VINAYAK CHOUHULE	)	/s/ MR. VINAYAK CHOUHULE

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RECEIPT

Received from withinnamed Lessee,                     , a sum of Rs. 36,15,216/- (Rupees Thirty Six Lacs Fifteen Thousand Two Hundred and Sixteen Only) paid on the execution of Letter of Intent dated 7th February, 2013 by a Demand Draft / Pay Order / Cheque No. 17488 drawn on HSBC Bank, Fort Branch, M.G. Road, dated 6th February 2013 in favour of the Lessor and a sum of Rs. 72,30,432/- (Rupees Seventy Two Lacs Fifteen Thousand Two Hundred Sixteen Only) paid on the execution of this Agreement by a Demand Draft Pay Order / Cheque No.                      drawn on                      Bank,                      Branch,                     , dated                      in favour of the Lessor, totalling to Rs. 1,08,45,648/- (Rupees One Crore Eight Lacs Forty Five Thousand Six Hundred and Forty Eight Only), being 3 (three) month’s Lease Rent.

I Say Received:

For M/S RELIABLE EXPORTS,

Mr. Raphael Sequeira

Sole Proprietor

Witness:

1.

2.

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Annexure A

Property Card Register

Annexure A-1

Occupation Certificate

Annexure A-2

Plan of the Demised Premises along with 41 car parking space in the Building

Annexure B

NOC Bank of Baroda

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Dated this          day of March, 2013

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M/s. RELIABLE EXPORTS

(“LESSOR”)

AND

LIONBRIDGE TECHNOLOGIES

PRIVATE LIMITED

(“LESSEE”)

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AGREEMENT FOR LEASE

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Prepared By ABA LEGAL Advocates & Consultants 22/372, Adarsh Nagar Suchita C.H.S. Ltd, Veer Nariman Road, Adarsh Nagar, Worli, Mumbai – 400 030